UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 1, 2014

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place Suite 1450

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 442-5500

(Registrant’s telephone number, including area code)

8484 Westpark Drive

Suite 720

McLean, VA 22102

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 1, 2014, GTT Communications, Inc., a Delaware corporation (the “Company”), Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly owned subsidiary of the Company (the “Purchaser”), and GTT USNI, Inc., a Delaware corporation and wholly owned subsidiary of the Purchaser (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Broadband, Inc. d/b/a United Network Services, Inc., a Delaware corporation (“American Broadband”) and Francis D. John, as the representative of American Broadband’s stockholders and warrantholders.  Upon the terms and subject to the conditions set forth in the Merger Agreement, the Purchaser acquired American Broadband through the merger of Merger Sub with and into American Broadband (the “Merger”), with American Broadband being the surviving corporation. The closing of the Merger occurred simultaneously with the signing of the Merger Agreement.

In consideration for the outstanding common stock and warrants (provided the warrant is determined to be “in-the-money” according to formulas specified in the Merger Agreement) of American Broadband, the Purchaser paid an aggregate purchase price of $40.0 million, payable in a combination of cash and 231,539 shares of common stock of the Company, subject to certain working capital adjustments and other deductions for American Broadband’s (i) outstanding indebtedness, (ii) transaction expenses incurred in connection with the Merger that were unpaid as of the closing of the Merger, and (iii) severance payments and other transaction bonuses paid to certain members of American Broadband’s management at the closing of the Merger.  The shares of Company common stock are being issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) thereof and Rule 506 under Regulation D.

As security for American Broadband’s indemnification obligations under the Merger Agreement, 10% of the purchase price is being withheld by the Purchaser for one year following the closing of the Merger.

The Merger Agreement and the Merger have been unanimously approved by the boards of directors of the Company and American Broadband and the holders of approximately 80% of the outstanding shares of American Broadband common stock have signed written consents approving the Merger Agreement, the Merger and certain related matters.  The Merger Agreement contains representations, warranties, covenants, limitations on liability and indemnification, in each case on terms which are common for transactions of this nature.   The Merger Agreement also includes restrictive covenants binding American Broadband and certain of their affiliates regarding confidentiality which are common for transactions of this nature.

The foregoing description of the Merger Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Cautionary Statement

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on October 1, 2014, the Purchaser acquired all of the outstanding equity interests in American Broadband.  Accordingly, American Broadband is now a wholly owned subsidiary of the Purchaser, which, in turn, is a wholly owned subsidiary of the Company.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To partially fund the acquisition described in Items 1.01 and 2.01 above, on October 1, 2014, the Company drew down $15 million in cash from the delayed draw term loan facility (“DDTL”) pursuant to that certain Second Amended and Restated Credit Agreement, dated August 6, 2014, which was previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 12, 2014.  The

Company drew down 100% of the DDTL facility at an interest rate of LIBOR plus 4.25%.  The DDTL will be repaid on a quarterly basis starting March 31, 2016 at 1.875% of the aggregate outstanding balance, increasing to 2.5% of the aggregate outstanding balance starting December 31, 2016, with any remaining amount due on August 6, 2019.

The Company was in full compliance of all its debt covenants immediately before and after the funding of the acquisition described in Items1.01 and 2.01 above.

Item 3.02                                           Unregistered Sale of Equity Securities.

As disclosed under Items 1.01 and 2.01 above, in connection with the Merger, the Company issued an aggregate of 231,539 shares of its common stock to the former holders of American Broadband’s equity interests, all of which were unregistered.

The shares of Company common stock issued as acquisition consideration were issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) thereof and Rule 506 under Regulation D.

Item 8.01                                           Other Events.

On October 1, 2014, the Company issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a) Financial Statements

The financial statements required by this Item 9.01(a) with respect to the Registrant’s acquisition described in this Current Report on Form 8-K will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) with respect to the Registrant’s acquisition described in this Current Report on Form 8-K will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of October 1, 2014, by and among GTT Communications, Inc., Global Telecom & Technology Americas, Inc., GTT USNI, Inc., American Broadband, Inc. d/b/a United Network Services, Inc., and Francis D. John, as the Stockholder Representative.

99.1	Press Release dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	GTT COMMUNICATIONS, INC.

	By:	/s/ Michael R. Bauer
Michael R. Bauer
Chief Financial Officer